UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2024

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDEQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

      * The registrant’s Class A common stock began trading exclusively on the over-the-counter market on July 7, 2023 under the symbol “RIDEQ.” The NASDAQ Global Select Market filed a Form 25 with the Securities and Exchange Commission on July 27, 2023 to remove the registrant’s Class A common stock from listing and registration on the NASDAQ Global Select Market. Delisting became effective ten days thereafter and deregistration under Section 12(b) of the Act became effective 90 days later.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on June 27, 2023 (the “Petition Date”), Lordstown Motors Corp., a Delaware corporation (the “Company”), and its subsidiaries (collectively, the “Debtors”), commenced voluntary proceedings under chapter 11 (“Chapter 11”) of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 proceedings are being jointly administered under the caption In re: Lordstown Motors Corp., et al., Cases No. 23-10831 through 23-10833 (the “Chapter 11 Cases”).

As previously disclosed, on September 1, 2023, the Debtors filed the Joint Chapter 11 Plan of Lordstown Motors Corp. and Its Affiliated Debtors and accompanying Disclosure Statement Pursuant to 11 U.S.C. § 1125 with Respect to Joint Chapter 11 Plan of Lordstown Motors Corp. and Its Affiliated Debtors. On October 24, 2023, the Debtors filed the First Amended Joint Chapter 11 Plan of Lordstown Motors Corp. and Its Affiliated Debtors and accompanying Disclosure Statement Pursuant to 11 U.S.C. § 1125 with Respect to First Amended Joint Chapter 11 Plan of Lordstown Motors Corp. and Its Affiliated Debtors. On October 29, 2023, the Debtors made certain modifications to the proposed plan and disclosure statement and updated versions thereof were submitted to the Bankruptcy Court. On October 30, 2023, the Debtors made further modifications to the proposed plan and disclosure statement and updated versions thereof were submitted to the Bankruptcy Court. On November 1, 2023, the Bankruptcy Court entered an order approving the proposed disclosure statement and the procedures to be used in connection with the solicitation of votes on the proposed plan and the Debtors filed solicitation versions of the proposed plan and disclosure statement (the “Disclosure Statement”).

On January 31, 2024, the Debtors filed the Second Modified First Amended Plan of Lordstown Motors Corp. and Its Affiliated Debtors (as may be further modified, supplemented, or amended, the “Proposed Plan”). The modifications to the Proposed Plan incorporate a proposed settlement (the “Ohio Securities Litigation Settlement”) of claims against the Debtors and certain directors and officers of the Debtors that were serving in such roles as of December 12, 2023, asserted in, or on the same or similar basis as those claims asserted in, the securities class action captioned In re Lordstown Motors Corp. Securities Litigation, Case No. 4:21-cv-00616 (DAR) (the “Ohio Securities Litigation”). Pursuant to the Ohio Securities Litigation Settlement, the Debtors would pay $3 million into escrow on the effective date of the Proposed Plan for the benefit of the putative class members in the Ohio Securities Litigation. In addition, such putative class members would be entitled to receive a share of any proceeds from causes of action being retained by the Debtors following the effective date (net of actual reasonable costs incurred in prosecuting such retained causes of action) in the amount of the lesser of (a) 25% of such net proceeds and (b) $7 million. The Proposed Plan contemplates that the order (the “Confirmation Order”) confirming the Proposed Plan, if entered, would include preliminary approval of the Ohio Securities Litigation Settlement, that the Ohio Securities Litigation Settlement would be effective on the effective date of the Proposed Plan, and that the lead plaintiff in the Ohio Securities Litigation, through counsel, would be responsible for pursing final approval of the proposed settlement thereafter. The Proposed Plan contemplates that members of the putative settlement class will be provided with the opportunity to opt-out of such settlement class pursuant to the provisions of the Confirmation Order providing for preliminary approval of the Ohio Securities Litigation Settlement. Each of the Plan and the Ohio Securities Litigation Settlement remain subject to Bankruptcy Court approval. As more fully discussed below, the Ohio Securities Litigation Settlement is contemplated to be part of a larger settlement by which the Debtors are seeking to resolve the proof of claim filed by the Securities & Exchange Commission (the “SEC”) against the Debtors.

As previously disclosed, on January 4, 2024, the SEC filed a proof of claim against the Debtors in the amount of $45 million (the “SEC Claim”). The Proposed Plan contemplates, and includes as a condition to confirmation of the Proposed Plan, that the SEC approve an offer of settlement (the “Offer”) submitted by the Debtors to resolve the SEC Claim as would be, if approved, set forth in an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (the “OIP”). The Offer and OIP remain subject to the SEC’s approval process and Bankruptcy Court approval. Subject to receipt of necessary approvals and satisfaction of each of the terms of the Offer and the OIP, the Debtors believe that following confirmation and the effectiveness of the Proposed Plan incorporating the Ohio Litigation Settlement, the SEC would withdraw the SEC Claim.

A hearing before the Bankruptcy Court to consider confirmation of the Proposed Plan is currently scheduled for February 22, 2024, at 10:30 a.m. (Eastern Time).

The provisions of (and information contained in the Proposed Plan) are subject to change, whether as a result of amendments, supplements, or other modifications to the Proposed Plan, third-party actions, or otherwise. The Proposed Plan is not binding on any party, including the Debtors, unless and until it is confirmed by the Bankruptcy Court and consummated.

The description of the Proposed Plan included in this Current Report is qualified in its entirety by reference to the Proposed Plan. The Proposed Plan, as well as other Bankruptcy Court filings and further information about the Chapter 11 Cases can be accessed free of charge at a website maintained by the Company’s claims, noticing, and solicitation agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/lordstown. The information in that website or available elsewhere is not incorporated by reference and does not constitute part of this Form 8-K.

Cautionary Note Regarding Trading in the Company’s Class A Common Stock

The Company’s stockholders are cautioned that trading in shares of the Company’s Class A common stock during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. The Company cannot be certain that holders of the Class A common stock will receive any payment or other distribution on account of those shares following the Chapter 11 Cases. As a result, the Company expects that its currently outstanding shares of Class A common stock may have little or no value. Trading prices for the Company’s Class A common stock may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases and the trading market (if any) may be very limited. In addition, the Proposed Plan includes provisions designed to enable the Company to optimize its tax attributes following the effective date of the Proposed Plan, which generally restrict transactions involving any person or group of persons that is or as a result of such a transaction would become a substantial stockholder (i.e., would beneficially own, directly or indirectly, 4.5% of all issued and outstanding shares of Class A common stock). Accordingly, the Company urges extreme caution with respect to existing and future investments in its Class A common stock.

Forward-looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” “expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” “may,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors.

With respect to the matters addressed in this report, those factors include, but are not limited to the risks and uncertainties regarding the impact of the SEC Claim; changes to the terms and conditions of the Proposed Plan before it becomes final; the approvals required from the Bankruptcy Court and stakeholders that will be entitled to vote on the Proposed Plan; approvals required from the SEC with respect to the Offer and the OIP; our ability to successfully complete the Chapter 11 Cases, including our ability to successfully resolve litigation and other claims that may be filed against us, and to finish developing, negotiating, confirming and consummating the Proposed Plan or any Chapter 11 plan; our ability to obtain timely approval of the Bankruptcy Court with respect to our motions filed in the Chapter 11 Cases; the adverse impact of the Chapter 11 Cases on our business, financial condition and results of operations; the ongoing litigation with Foxconn, including any counterclaims Foxconn may raise, and any other pending or future litigation or claims asserted with respect to or by the Company and efforts to settle such matters and any terms thereof; possible claims by suppliers or others for our inability to meet obligations to them; the availability of insurance coverage with respect to litigation or claims, adverse publicity with respect to these matters, as well as the significant ongoing costs associated with such litigation; our ability to retain key employees and maintain consulting arrangements, and the costs associated therewith, to facilitate the Chapter 11 Cases; risks regarding our limited liquidity and unlikely access to financing as we continue to incur significant costs during and in connection with, the Chapter 11 Cases, have significant known and contingent liabilities and claims for which we will continue to incur legal costs and may be subject to significant uninsured losses, face uncertainty as to the ability to realize value through our litigation claims and minimal other assets, face other claims that may be filed against us, lack any meaningful revenue stream and do not have any plans for ongoing business operations other than administrative activities following the Chapter 11 Cases; and the actions and decisions of our stakeholders and other third parties who have interests in our Chapter 11 Cases that may be inconsistent with our plans and adversely impact the Chapter 11 Cases or our ability to realize value from any of our remaining assets.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements and the periodic financial information reported to the Bankruptcy Court which is not presented in accordance with GAAP and may differ materially from information that has been or may in the future be provided in our periodic SEC filings and may reflect estimates based on assumptions that may change significantly during the course of the Chapter 11 Cases or due to other contingencies (and which is also subject to the further qualifications provided therein with respect thereto).

Additional information on potential factors that could affect the Company and its forward-looking statements is included in the Company’s Form 10-K, Form 10-Q and subsequent filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Adam Kroll
	Name:	Adam Kroll
Date: February 1, 2024	Title:	Chief Financial Officer